SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[  ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
240.14a-12

                          OAK INDUSTRIES INC.
             (Name of Registrant as Specified In Its Charter)

                                 N/A
              (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):
[X]  No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

1 Set forth the amount on which the filing fees is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing party:

     4)  Date Filed:



Oak Industries Inc.


               To the Stockholders of Oak Industries Inc.:

   You are cordially invited to attend the Annual Meeting of Stockholders of Oak Industries Inc. to be held at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts, on Friday, April 24, 1998 at 9:30 a.m., Eastern Standard Time. Official notice of the meeting and Oak's proxy statement are attached. A proxy card is also enclosed.

   Whether or not you attend the meeting, please sign and return the enclosed proxy card promptly; your vote is important.

   On behalf of the Board of Directors and the management of your company, thank you for your cooperation and continued support.

                                  Sincerely,


                                  /S/ Willaim S. Antle III
                                  William S. Antle III
                                  Chairman,
                                  Chief Executive Officer
                                  and President

Waltham, MA
March 16, 1998


                          Oak Industries Inc.
                          1000 Winter Street
                          Waltham, MA  02154
                          Telephone (781) 890-0400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 1998

TO THE STOCKHOLDERS OF OAK INDUSTRIES INC.:

   The Annual Meeting of Stockholders of Oak Industries Inc., a Delaware corporation (the "Company"), will be held at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts, on Friday, April 24, 1998 at 9:30 a.m., Eastern Standard Time, for the following purposes:

   1.   To elect a Board of Directors for the ensuing year;

   2. To consider and act upon a proposal to approve amendments to the Oak Industries Inc. 1995 Stock Option and Restricted Stock Plan (the "1995 Plan"), including, among other things, an increase in the number of shares of common stock of the Company available under the 1995 Plan from 2,000,000 to 4,000,000; and

   3. To transact such other business as may properly come before the meeting or any adjournments thereof.
Stockholders of record at the close of business on February 23, 1998 will be entitled to vote at the meeting and at any adjournments thereof.
All stockholders are cordially invited to attend the meeting. However, the Company urges you to assure your representation at the meeting by signing and returning the enclosed proxy in the postage prepaid envelope provided as promptly as possible. The giving of your proxy does not affect your right to vote in person if you attend the meeting.

   By order of the Board of Directors,


                                        /S/ Mela Lew
                                        Mela Lew
                                        Vice President,
                                        General Counsel and Secretary
March 16, 1998


                         OAK INDUSTRIES INC.
                         1000 WINTER STREET
                     WALTHAM, MASSACHUSETTS  02154

                            PROXY STATEMENT

                             MARCH 16, 1998

              SOLICITATION OF PROXY, REVOCABILITY AND VOTING

   THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OAK INDUSTRIES INC. (THE "COMPANY"), FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING"), TO BE HELD AT THE WESTIN HOTEL, 70 THIRD AVENUE, WALTHAM, MASSACHUSETTS, ON FRIDAY, APRIL 24, 1998 AT 9:30 A.M., EASTERN STANDARD TIME, OR ANY ADJOURNMENTS THEREOF. A stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy will be revoked automatically if the stockholder who executed it is present at the meeting and votes in person. Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted (i) FOR the election of the nominees for director named herein;
(ii) FOR the approval of the amendments to the Oak Industries Inc. 1995 Stock Option and Restricted Stock Plan described herein; and (iii) in the discretion of the proxy holders named in the enclosed form of proxy, on any other business as may properly come before the meeting or any adjournments thereof. This proxy statement and the accompanying proxy are being mailed to stockholders on or about March 16, 1998.

   Holders of record of the Company's common stock, $0.01 par value per share (the "Common Stock"), outstanding at the close of business on February 23, 1998 are entitled to one vote for each share of Common Stock held. At that time, 17,888,894 shares of Common Stock were outstanding, each entitling its holder to one non-cumulative vote on each matter properly brought before the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present. The election inspector treats abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, then those shares will not be considered as present and entitled to vote with respect to that matter. Where a choice has been specified on the proxy with respect to the matters set forth above, the shares represented by the proxy will be voted in accordance with the specification; if no specification is indicated for a proposal, the shares represented by the proxy will be voted FOR such proposal.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table sets forth, as of February 23, 1998, the name of each person who, to the knowledge of the Company, may be deemed to own beneficially more than 5% of the shares of Common Stock of the Company outstanding at such date, the number of shares owned by each such person and the percentage of the outstanding shares of Common Stock represented thereby.




Name and Address of                        Amount and Nature of           Percent
Beneficial Owner                           Beneficial Ownership           of Class
----------------------                     --------------------           --------

J. and W. Seligman and Co. Incorporated     3,165,545(1)                   17.70%
100 Park Avenue
New York, NY  10017

FMR Corp.                                   1,749,500(2)                    9.78
82 Devonshire Street
Boston, MA  02109

Wellington Management Company, LLP          1,542,500(3)                    8.62
75 State Street
Boston, MA  02109

Lazard Freres and Co. LLC                   1,299,763(4)                    7.27
30 Rockefeller Plaza
New York, NY  10020

Mellon Bank Corporation                     1,273,365(5)                    7.12
One Mellon Bank Center
Pittsburgh, PA  15258

HL Investment Advisors, Inc.                  971,200(6)                    5.43
200 Hopmeadow Street
Simsbury, CT  06070


(1) Based on Amendment No. 2 to Schedule 13G dated February 13, 1998 indicating (i) shared voting and dispositive power with William C. Morris, a control person of J. and W. Seligman and Co., Incorporated, of 2,807,080 and 3,165,545 shares, respectively, and (ii) shared voting and dispositive power of 1,050,000 shares with Seligman Communications and Information Fund, Inc.

(2) Based on Amendment No. 2 to Schedule 13G dated February 14, 1998 indicating that: (i) Fidelity Management and Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 1,429,100 of these shares as a result of Fidelity's acting as investment advisor to various investment companies (the "Funds"), one of which, Fidelity Growth and Income Fund, may be deemed to own beneficially 1,426,700 shares of Common Stock, and that Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Funds each has sole dispositive power of the 1,429,100 shares; (ii) Fidelity Management Trust Company ("FMTC"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 320,400 shares as a result of FMTC's acting as investment manager of certain institutional accounts, and Edward C. Johnson 3d and FMR Corp., through its control of FMTC, each has sole voting and dispositive power over such shares; and (iii) members of the Edward C. Johnson 3d family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(3) Based on Amendment No. 1 to Schedule 13G dated January 14, 1998 indicating that Wellington Management Company, in its capacity as an investment advisor, has shared voting power with respect to 1,137,200 of such shares and shared dispositive power with respect to 1,542,500 shares.

(4) Based on Amendment No. 2 to Schedule 13G dated February 13, 1998 indicating sole voting power with respect to 1,219,663 shares and sole dispositive power with respect to 1,299,763 shares.

(5) Based on Schedule 13G dated January 23, 1998 indicating that Mellon Bank Corporation, through its control of certain direct or indirect subsidiaries, including Boston Group Holdings, Inc. and The Boston Company, Inc., has sole voting power with respect to 1,094,447 shares, sole dispositive power with respect to 1,181,965 shares, and shared dispositive power with respect to 91,400 shares.

(6) Based on Amendment No. 1 to Schedule 13G dated February 12, 1998 indicating shared voting and dispositive power of these shares with Hartford Capital Appreciation Fund, Inc., a registered management investment company.




        SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth, as of February 23, 1998, certain information with respect to the number of shares of Common Stock of the Company beneficially owned by its directors and executive officers and the percentage of the outstanding shares of Common Stock represented thereby.




                                          Number of                Percent of
   Name of Beneficial Owner               Shares(1)                  Class
----------------------------             -----------               ----------

William S. Antle III                      597,962(2)(3)(4)(5)       3.27%
Beth L. Bronner                             7,750(2)(6)                *
Daniel W. Derbes                           62,525(2)(6)(7)             *
Coleman S. Hicks                          121,323(4)(5)(8)             *
Roderick M. Hills                         118,451(2)(6)(9)             *
George W. Leisz                            36,245(2)(6)                *
Pamela F. Lenehan                         152,204(4)(5)(8)             *
Gilbert E. Matthews                        35,525(2)(6)                *
Christopher H. B. Mills                    26,525(2)(6)                *
Elliot L. Richardson                       36,525(2)(6)                *
All current executive officers and
directors as a group (10 persons)       1,195,035(10)               6.43%
----------------------------


     *    Constitutes less than 1% of the total shares outstanding.
   (1) Nature of beneficial ownership is direct and arises from sole voting and investment power, unless otherwise indicated by footnote.
   (2) Includes the following shares subject to stock options becoming exercisable by the following directors within sixty days of February 23, 1998: Mr. Antle, 401,540 shares; Ms. Bronner, 6,250 shares; Mr. Derbes, 35,025 shares; Mr. Hills, 35,025 shares; Mr. Leisz, 15,025 shares; Mr. Matthews, 15,025 shares; Mr. Mills, 15,025 shares; and Mr. Richardson, 35,025 shares.
   (3) Includes 6,300 shares held by his spouse as to which Mr. Antle disclaims beneficial ownership and 200 shares held indirectly in trust.
   (4) Includes the following shares awarded to the following executive officers as restricted stock under the Company's 1995 Stock Option and Restricted Stock Plan that remain subject to restriction on disposition until January 1, 2000: Mr. Antle, 40,000; and each of Mr. Hicks and Ms. Lenehan, 25,000 shares.
   (5) Includes Common Stock equivalents attributable to the following executive officers in the Company's Supplemental Retirement Income Plan:
Mr. Antle, 13,335 shares; Mr. Hicks, 2,983 shares; and Ms. Lenehan, 3,454 shares.
   (6) Includes 1,500 shares that have been awarded as part of such Director's annual compensation package; such shares are subject to restrictions on disposition for a period of five years from their grant dates.
   (7)   Includes 26,000 shares held indirectly in trust.
   (8) Includes the following shares subject to stock options becoming exercisable by the following executive officers within sixty days of February 23, 1998: Mr. Hicks, 68,340; and Ms. Lenehan, 83,750.
   (9) Includes (i) 66,149 shares held indirectly by the Hills Family Limited Partnership, of which Mr. Hills is a general partner; Mr. Hills disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein, and (ii) 8,174 shares held indirectly by his spouse as trustee as to which he disclaims beneficial ownership.
   (10) Includes 710,030 shares subject to stock options becoming exercisable within sixty days of February 23, 1998 by directors and executive officers of the Company.


                         ELECTION OF DIRECTORS

   A board of eight directors is to be elected at the Annual Meeting. The term of office for each person elected as a director will continue until the 1999 Annual Meeting of Stockholders or until such person's successor has been elected and qualified. All nominees have consented to be named and have indicated their intent to serve if elected. If, for any reason, any nominee for director shall become unavailable for election, which management does not anticipate, the proxy holders named in the enclosed form of proxy may exercise discretionary authority to vote for a substitute nominee. The nominees who receive the highest number of votes cast at the Annual Meeting by the holders of shares entitled to vote will be elected as directors. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. Unless otherwise instructed, proxy holders will vote the proxies received by them for the eight nominees named below. Each of the nominees is currently serving as a director.

   Names of the eight nominees and certain information about them are set forth below:



                                                                            Director
        Name, Principal Occupation and Directorships              Age         Since
        ---------------------------------------------            -----      ---------

William S. Antle III-------------------------------------         53         1990
Chairman of the Board of Directors since May 1996; Chief
Executive Officer and President of the Company since
December 1989; also, Director of ESCO Electronics Corporation,
GenRad, Inc. and New England Investment Companies, Inc.

Beth L. Bronner------------------------------------------         46         1996
Vice President, Citibank since September 1996; Vice President for Emerging Markets, ATandT Domestic Services, July 1994
to June 1996; President, Revlon Professional, North America,
August 1992 to June 1994; Executive Vice President, Beauty Care
and Professional Products, Revlon, Inc., January 1992 to August
1992; also, Director of the Hain Food Group and Fortis, Inc.

Daniel W. Derbes-----------------------------------------         67         1989
Chairman of the Compensation Committee of the Board of
Directors since April 1997; President of Signal Ventures
since 1989; also, Non-executive Chairman of the Board of
San Diego Gas and Electric Co., Director of ENOVA Corp.
and WD-40 Company.

Roderick M. Hills----------------------------------------         66         1985
Vice Chairman of the Company's Board of Directors since
June 1989; Chairman of the Audit Committee of the Board of
Directors since May 1996; President of Hills Enterprises
Ltd. since 1987; from 1989 to 1994, partner of or counsel
to the law firms of Donovan Leisure Rogovin Huge and Schiller,
Shea and Gould, and Mudge Rose Guthrie Alexander and Ferdon;
also, Director of Federal-Mogul Corporation and
Waste Management, Inc.

George W. Leisz------------------------------------------         74         1989
Managing Director, Carlisle Enterprises, LLC since 1989;
also, Director of Sorvall, L.P.  and Centrifugal Corporation.

Gilbert E. Matthews--------------------------------------         67         1989
Senior Managing Director of Sutter Securities Incorporated
since December 1995 and Chairman of the Board of Sutter
Securities Incorporated since December 1997; Senior Managing
Director of Bear, Stearns and Co. Inc. from 1986 to
December 1995.

Christopher H. B. Mills----------------------------------         45         1989
Managing Director, North Atlantic Smaller Companies Trust
PLC since 1984; also, Director of PS Group Holdings Inc.,
Midstates PLC, Horace Small Apparel PLC, Denison International
PLC, and Compass Plastics and Technologies Inc.

Elliot L. Richardson-------------------------------------         77         1989
Retired partner of the law firm of Milbank, Tweed, Hadley
and McCloy, partner from 1980 to 1992; also, Member of the
Advisory Board of American Flywheel Systems, Inc.



            BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

   The Board of Directors of the Company (the "Board") has standing Audit, Compensation and Nominating Committees.

   The Audit Committee held four meetings during 1997. The functions performed by the Audit Committee include recommending independent certified public accountants to the Board, reviewing quarterly results of the Company's operations, the plan of audit and the audit results, and consulting with the Company's accountants on the adequacy of internal controls. Directors Hills (Chairman), Bronner and Richardson are members of the Audit Committee.

   The Compensation Committee held three meetings during 1997. The functions performed by the Compensation Committee include reviewing and recommending to the Board all changes in compensation of officers and key employees of the Company and its divisions and subsidiaries whose annual base salary is $150,000 or more, and the administration of grants under the Company's existing award plans. Directors Derbes (Chairman), Leisz and Matthews are members of the Compensation Committee.

   The Nominating Committee held one meeting during 1997. It is the function of the Nominating Committee to consider and nominate persons to serve as directors of the Company. Directors Antle (Chairman), Derbes and Hills are members of the Nominating Committee. The Nominating Committee will consider nominees recommended by stockholders pursuant to the procedures set forth in the Company's By-laws requiring that notice of a stockholder nomination be given to the Company not less than 90 days before the Annual Meeting over the signature of at least five stockholders holding an aggregate of at least 5% of the total number of shares of outstanding stock of the Company.

   The Board held six meetings during 1997. All of the Company's directors attended 75% or more of the meetings of the Board and of the committees on which they served.

                          COMPENSATION OF DIRECTORS

   Fees. Each director who is not an employee of the Company or any of its subsidiaries (an "Outside Director") receives cash compensation of $20,000 annually. The Chairman of the Audit Committee and the Chairman of the Compensation Committee each receives additional cash compensation of $2,000 annually. A member of the Board who is an employee of the Company or its subsidiaries is not paid for services as a director. Outside Directors are eligible to receive grants of restricted stock and to participate in the Company's stock option and restricted stock plans pursuant to the terms further described below.

   Restricted Stock Grants. Each Outside Director receives an annual grant of 500 shares of restricted stock (the "Restricted Stock") from the Company on the first day of each calendar year. In addition to the annual grants, each new Outside Director also receives an initial grant of 500 shares of Restricted Stock as of the first business day following such director's election or appointment. Each grant of Restricted Stock vests upon the fifth anniversary of the grant date, and is subject to forfeiture in the event that the Outside Director ceases to be a member of the Board before such anniversary. The Restricted Stock vests automatically, however, in the event that the Outside Director resigns from the Board in connection with his or her retirement from the Board after the age of 59, or in the event of the Outside Director's death.

   Restricted Stock and Stock Option Plans. The purpose of providing Outside Directors with stock option awards pursuant to the Company's restricted stock and stock option plans is twofold: first, to provide Outside Directors with an equity interest in the Company and second, to secure for the Company and its stockholders the benefits inherent in such equity ownership by persons whose advice and counsel are important to the continued growth and success of the Company.

   1995 Stock Option and Restricted Stock Plan. In December 1994, the Board adopted the Oak Industries Inc. 1995 Stock Option and Restricted Stock Plan (the "1995 Plan"). The 1995 Plan was approved by the stockholders of the Company in May of 1995, amended by the Board on each of December 5, 1996 and December 17, 1997, and, subject to stockholder approval, further amended by the Board on February 5, 1998. See "Proposal to Approve Amendments to the Oak Industries Inc. 1995 Stock Option and Restricted Stock Plan." Each Outside Director serving at the time of the 1995 Plan's adoption was granted stock options to purchase 12,500 shares of Common Stock (the "Initial Grant"). Each Outside Director also received, on the first and second anniversaries of the Initial Grant, additional stock options to purchase 2,500 shares. Prior to the February 5, 1998 amendments, new Outside Directors received stock options to purchase 12,500 shares on the first business day following appointment or election. Additionally, the 1995 Plan previously provided that each new Outside Director received stock options to purchase 2,500 shares on the first and second anniversaries of such director's appointment or election. Under the 1995 Plan as proposed to be amended, Outside Directors will be eligible to receive awards under the 1995 Plan at the discretion of the Board.

   As of the date of this proxy statement, each Outside Director (except for Ms. Bronner, who to date has received stock options to purchase 15,000 shares) has received stock options to purchase an aggregate of 17,500 shares of Common Stock under the 1995 Plan.


                     COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned by the Chief Executive Officer and the other named executive officers of the Company for the years indicated.



                                                                         Long Term
                                                                        -----------
                          Annual Compensation                           Compensation
                         --------------------                          --------------

Name                                                 Other        Restricted     Securities
and                                                  Annual         Stock        Underlying       All Other
Principal                       Salary   Bonus(1) Compensation(2)   Awards      Stock Options   Compensation(3)
Positions                 Year   ($)        ($)        ($)           ($)             (#)             ($)
--------------------------------------------------------------  --------------------------   ---------------


William S. Antle III      1997   $525,000  $525,000      _           $ _           100,000        $88,079(4)
Chairman of the Board,    1996    485,000   475,000      _            950,000(5)       _           79,974(6)
Chief Executive Officer   1995    450,000   465,000      _             _            70,000         77,826(7)
and President

Coleman S. Hicks          1997    300,000   200,000      _             _            75,000         36,641(4)
Senior Vice President     1996    285,000   165,000      _            593,750(5)       _           35,541(6)(8)
and Chief Financial       1995     91,664   105,000      _             _           102,000         65,327(9)
Officer

Pamela F. Lenehan         1997    300,000   200,000      _             _            75,000         39,166(4)
Senior Vice President,    1996    275,000   200,000      _            593,750(5)       _           32,127(6)
Corporate Development     1995    218,757   200,000      _             _           102,000         14,688
and Treasurer

Francis J. Lunger(10)     1997    152,500        _       _             _               _           26,945(4)
Senior Vice President     1996    275,000   200,000      _            593,750(5)       _           19,342(6)
and Chief Financial       1995     36,489    50,000      _             _            77,000            _
Officer

--------------------------------------------------------------------------------------------------------------

(1) The bonus amounts are payable as described under the caption "Compensation Committee Report on Executive Compensation".

(2) Unless otherwise indicated, perquisites for an executive officer do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.

(3) The compensation reported includes Company contributions under the Company's Retirement Savings Plan, which is qualified under Sections 401(a) and 401(k) of the Internal Revenue Code, and/or the Company's non-qualified Supplemental Retirement Income Plan as follows: in 1997, the amounts of $75,000, $35,225, $37,500 and $26,225 for Messrs. Antle and Hicks, Ms.
Lenehan and Mr. Lunger, respectively; in 1996, the amounts of $71,372, $29,590, $32,025 and $18,046 for Messrs. Antle and Hicks, Ms. Lenehan and Mr. Lunger, respectively; and in 1995, the amounts of $71,709, $6,434 and $14,688 for Messrs. Antle and Hicks and Ms. Lenehan, respectively.

(4) Includes $13,079, $1,416, $1,666 and $720 in term life insurance premiums paid by the Company for the benefit of Messrs. Antle and Hicks, Ms. Lenehan and Mr. Lunger, respectively.

(5) Represents the dollar value on December 4, 1996, the award date, of an award to such individual of restricted Common Stock. On such date, the fair market value of the Common Stock was $23.75. Each of Messrs. Antle,
and Hicks,        Ms. Lenehan and Mr. Lunger received 40,000, 25,000,
25,000 and 25,000 shares of restricted Common Stock respectively; the foregoing amounts represent the total number of shares of restricted stock awarded to such individuals. Mr. Lunger's shares were forfeited upon his resignation from the Company. Restrictions with respect to the remaining shares will lapse on January 1, 2000. Although the Company is presently prohibited from paying dividends under the terms of its credit facilities, if the Company were to declare dividends on its Common Stock, the holders of these shares would be entitled to such dividends. As of December 31, 1997 the value of the shares of restricted stock held by each of Messrs. Antle and Hicks and Ms. Lenehan was $1,187,500, $742,188 and $742,188, respectively.

(6) Includes $8,602, $1,413, $102 and $1,296 in term life insurance premiums paid by the Company for the benefit of Messrs. Antle and Hicks, Ms. Lenehan, and Mr. Lunger, respectively.

(7) Includes $6,117 in term life insurance premiums paid by the Company for the benefit of Mr. Antle.

(8)   Includes reimbursement of relocation expenses in the amount of $4,538

(9) Includes (a) reimbursement of relocation expenses in the amount of $37,739 and (b) $21,154 paid to Mr. Hicks for certain consulting services prior to his employment by the Company.

(10)   Mr. Lunger resigned from the Company as of June 23, 1997.



      Stock Option/Stock Appreciation Right Grants. The following table summarizes stock option grants during fiscal 1997 to the executive officers named in the preceding Summary Compensation Table and the potential realizable value of such stock options determined by formulas prescribed by the Securities and Exchange Commission. The assumed rates of stock price appreciation are hypothetical; the actual value of the stock options, if any, will depend on the future performance of the Common Stock. No SARs were granted or exercised during fiscal 1997.



                              Stock Option Grants in Fiscal 1997

                                    Individual Grants
                                    -----------------                                  Potential Realizable
                                                                                         Value At Assumed
                      Number of Securities   % of Total                                Annual Rate of Stock
                      Underlying Stock      Stock Options                               Price Appreciation
                      Options Granted       Granted to      Exercise or                  For Stock Option
                              (#)           Employees in     Base Price   Expiration          Term
                                            Fiscal Year        ($/Sh)        Date      ---------------------
Name                                                                                      5% ($)     10% ($)
------------------------------------------------------------------------------------   ---------------------
William S. Antle III,       7,880(1)       .79%              $25.375     10/14/2007    $  125,751  $   318,677
Chairman, President and    92,120(2)      9.22                25.375     10/15/2007      1,470,069   3,725,445
Chief Executive Officer

Coleman S. Hicks,           7,880(1)       .79                25.375     10/14/2007        125,751     318,677
Senior Vice President      67,120(3)      6.72                25.375     10/15/2007      1,071,114   2,714,414
and Chief Financial Officer

Pamela F. Lenehan,          7,880(1)       .79                25.375     10/14/2007        125,751     318,677
Senior Vice President,     67,120(3)      6.72                25.375     10/15/2007      1,071,114   2,714,414
Corporate Development
and Treasurer

Francis J. Lunger,            N/A          N/A                 N/A           N/A             N/A        N/A
Senior Vice President
and Chief Financial Officer

-----------------------------------------------------------------------------------     ---------------------


*The above stock options become immediately exercisable upon the 45th day prior to the proposed effective date of a merger, consolidation or acquisition of the Company under certain circumstances, or upon the liquidation or dissolution of the Company.

(1) These incentive stock options are exercisable subject to the following schedule: 3,940 shares on each of October 14, 1999 and 2000.

(2) These non-qualified stock options are exercisable subject to the following schedule: 34,000 shares on October 14, 1998; and 29,060 shares on each of October 14, 1999 and 2000.

(3) These non-qualified stock options are exercisable subject to the following schedule: 25,500 shares on October 14, 1998; and 20,810 shares on each of October 14, 1999 and 2000.




   The following table summarizes information with respect to stock options held by each of the named executive officers at the end of 1997 and the value realized upon the exercise of options by certain of such officers during 1997. The values shown for unexercised stock options may never be realized and depend on the future performance of the Common Stock.



        Aggregated Stock Option Exercises During Fiscal Year 1997 and Fiscal Year-End Stock Option Values


                                                            Number of Securities         Value of Unexercised
                                                           Underlying Unexercised         In-the-Money Stock
                                                           Stock Options at FY-End        Options at FY-End
                     Shares Acquired        Value                     (#)                $29.6875/share($)(2)
Name                  on Exercise (#)  Realized ($)(1)    Exercisable/Unexercisable   Exercisable/Unexercisable
---------------------------------------------------------------------------------------------------------------


William S. Antle III    56,960          $1,486,970            401,540/123,100             $5,298,822/$571,294
Chairman of the Board,
Chief Executive Officer
and President

Coleman S. Hicks             0                   0             68,340/108,660                259,541/451,271
Senior Vice President,
General Counsel
and Secretary

Pamela F. Lenehan            0                   0             68,340/108,660                324,029/483,034
Senior Vice President,
Corporate Development
and Treasurer

Francis J. Lunger       26,179             161,433                  N/A                            N/A
Senior Vice President and
Chief Financial Officer

---------------------------------------------------------------------------------------------------------------


(1) Based on market value of the Common Stock at exercise minus the exercise price.

(2) Based on market value of the Common Stock at the end of fiscal 1997 minus the exercise price.

   Pension Plans. Although the Company maintains defined benefit pension plans (the "Pension Plans") for employees of the Company and certain of its subsidiaries, effective fiscal year 1993, the Pension Plans were amended to cease all future benefit accruals with respect to executive officers of the Company. Instead, executive officers of the Company became eligible to participate in the Company's Supplemental Retirement Income Plan. Generally, benefits under the Pension Plans are payable to participants based upon average career salary and years of credited service to the Company. On the fifth anniversary of his employment, Mr. Antle, the only named executive who is a beneficiary under the Pension Plans, vested in accrued benefits equaling $12,881.50 annually beginning at age 65.

    Severance Agreements. Each of Messrs. Antle and Hicks and Ms. Lenehan is party to a severance agreement (each, an "Agreement"), with the Company. Each Agreement provides that the executive officer's employment shall be at will, and is terminable by the Company or the executive officer with or without cause, or by death or disability. In the event of a termination by the Company without cause, or by the executive officer with good reason, the executive officer is entitled to receive benefits as follows: Mr. Antle, a lump sum cash amount equal to two years' then-current base salary with continued fringe benefits and perquisites for a period of two years after the date of termination; and each of Mr. Hicks and Ms. Lenehan, a lump sum cash amount equal to one year's then-current base salary with continued fringe benefits and perquisites for period of one year after the date of termination. In the event that an executive officer's employment is terminated by the Company without cause or by the executive officer with good reason within three years after a change of control of the Company, such executive officer is entitled to severance benefits substantially as follows: a lump sum cash amount equal to 300% of (a) the executive's then-current base salary plus (b) the average of the bonuses earned by such executive for the three years completed immediately prior to the termination or to the change of control, whichever is higher; a pro-rata portion of the executive's target bonus for the year of termination; and, continued fringe benefits and perquisites for a period of three years. Under the Agreements, a "change of control" occurs upon (i) the acquisition by a party of more than 20% (which may be increased up to 50% by the Board) of the Company's outstanding Common Stock, (ii) a change in individuals constituting the Board as of the date of the Agreements such that such individuals no longer constitute at least a majority of the Board, (iii) approval by the stockholders of the Company of a reorganization, merger, consolidation or other transaction that will result in the transfer of ownership of more than 50% of the Company's Common Stock, or (iv) the liquidation or dissolution of the Company or the sale of substantially all of the Company's assets.

   Compensation Committee Report on Executive Compensation. The Board has designated a Compensation Committee (the "Committee") consisting of Messrs. Derbes (Chairman), Leisz and Matthews. None of the foregoing Committee members is a current or former employee of the Company. The Board and the Committee believe that the Company's compensation system has served and will continue to serve to attract and retain executives necessary to increase the Company's value to its stockholders.

   The charter of the Committee directs that the Committee review and recommend to the Board all changes in compensation of employees receiving an annual base salary of $150,000 or more. Each year, the Committee submits its recommendations to the Board for consideration and final approval; the Board did not materially modify or disapprove any of the Committee's recommendations for the 1998 fiscal year. In his capacities as Chief Executive Officer ("CEO") and President, Mr. Antle, who is also Chairman of the Board of Directors, submits salary change recommendations to the Committee; salary recommendations for Mr. Antle as CEO and President, however, are made by the Committee to the Board. The Committee also makes grants of stock options and restricted stock to executive officers. Additionally, the Committee is responsible for reviewing and recommending to the Board new benefit plans and perquisite programs, as well as material changes to any of the Company's compensation plans or programs.

   The Board endeavors to encourage and recognize performance by providing the Company's executive officers the opportunity to earn total cash compensation at the top quartile levels for electronics manufacturing companies. The Committee has selected the independently-prepared Project 777 Annual Survey (the "777 Survey") as the primary basis for establishing these compensation targets. Many of the companies listed in the 777 Survey are also included in the Standard and Poor's Industrials Index used in the Common Stock performance graphs set forth below.

   The Board approves net income goals for the Company, which serve in part as a basis for annual bonus targets for the Company's executive officers. Aside from the Company's performance against the Board-approved goals, bonus payments are also based on the overall performance of the individual as evaluated by the Committee and the Board. Consistent with the foregoing, in the case of Mr. Antle in his capacities as CEO and President, each year the Committee recommends to the Board an annual bonus based on the performance of the Company and of Mr. Antle as CEO and President in the previous year. Factors influencing the Committee's recommendation of Mr. Antle's 1997 bonus include the Company's increased and profitable sales in 1997.

   The bonuses set forth in the Summary Compensation Table above reflect the satisfaction of the Committee and the Board with the performance of the Company and the named executives during 1997. Total compensation to the named executives approximates top quartile compensation in the 777 Survey. The Committee plans to continue to emphasize performance bonuses as a significant portion of executive cash compensation.

   The Committee awards stock options and restricted stock pursuant to plans that have been adopted by the Company. In making such awards, the Committee considers the individual's potential impact on the growth and profitability of the Company, the individual's level of responsibility within the organization, and any prior grants to the individual. The Committee plans to continue to provide the Company's executive officers with equity positions roughly competitive to those offered by other companies. As supported by the graphs below, it is the Committee's view that the performance of the Company's management has resulted in a significant increase in stockholder value.

   Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's CEO or any other executive officer of the Company appearing in the Summary Compensation Table. Certain performance-based compensation, however, is specifically exempt from the deduction limit. Although the Company does not have a policy that requires the Committee to qualify compensation of executive officers for deductibility under Section 162(m) of the Code, the Company has taken steps to ensure that stock options awarded to the Company's executive officers qualify for such deductibility.

   Compensation Committee
   Daniel W. Derbes (Chairman)
   George W. Leisz
   Gilbert E. Matthews


   Common Stock Performance Graphs. The graphs below compare the cumulative total stockholder return on the Common Stock of the Company for each of the Company's last five and last seven fiscal years, respectively, with the cumulative total return on the Standard and Poor's ("SandP") Industrials Index and the Dow Jones Equity Market Index over the same periods. The graphs assume that $100 was invested on each of December 31, 1992 and December 31, 1990 in the Common Stock, the SandP Industrials Index and the Dow Jones Equity Market Index, and that dividends, if any, were reinvested. The Company has chosen such indices because the Company's operating units serve a wide variety of industries and, given the Company's intention to acquire businesses in a variety of industries, comparison with a narrow industry sub-group would not be meaningful. The Company has included the seven-year graph in addition to the required five-year graph to provide stockholders a better means to assess the performance of the Company since Mr. Antle's appointment as President and Chief Executive Officer.





                                      OAK INDUSTRIES INC.
                           Total Cumulative Stockholder Return For
                           Five-Year Period Ending December 31, 1997



Measurement Period
                                                                        Dow Jones
(Fiscal Year Covered)        Oak Industries Inc.      SandP Industrial  Equity
--------------------------   ----------------------   ----------------- ----------
Measurement Pt-12/31/92       $100.00                $100.00            $100.00
              -12/31/93        140.00                 109.04             109.95
              -12/31/94        192.63                 113.22             110.79
              -12/31/95        156.84                 152.40             153.13
              -12/31/96        193.68                 187.46             189.28
              -12/31/97        250.00                 245.61             253.55





                                      OAK INDUSTRIES INC.
                           Total Cumulative Stockholder Return For
                         Seven-Year Period Ending December 31, 1997



Measurement Period                                                     Dow Jones
(Fiscal Year Covered)         Oak Industries Inc.   S and P Industrial   Equity
------------------------    ----------------------  ------------------   --------------
Measurement Pt-12/31/90        $100.00                $100.00            $100.00
              -12/31/91         125.07                 130.71             132.44
              -12/31/92         316.68                 138.16             143.84
              -12/31/93         443.35                 150.65             158.15
              -12/31/94         610.02                 156.42             159.36
              -12/31/95         496.68                 210.55             220.26
              -12/31/96         613.35                 259.00             272.25
              -12/31/97         791.70                 339.35             364.70



              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In connection with a secondary public offering of Common Stock in 1993 (the "Offering"), certain officers of the Company, including Mr. Antle, who is also a director of the Company, purchased shares with loans from the Company at a price of $14.50 per share, which was the price at which shares were sold to the public in the Offering. Mr. Antle's loan is evidenced in the form of a promissory note (the "Promissory Note"), and is secured by the Common Stock purchased from the amount advanced. The Promissory Note is repayable in full on January 1, 2000, and prepayable in certain circumstances, including the termination of employment. Interest on the Promissory Note is calculated quarterly, on a retroactive basis, based on the interest rate applicable to the Company's outstanding debt, and is payable annually until maturity. During 1997, the largest aggregate amount of indebtedness outstanding under the Promissory Note was $333,493. As of February 23, 1998, a principal balance of $280,001 remained outstanding under the Promissory Note.

          PROPOSAL TO APPROVE AMENDMENTS TO THE OAK INDUSTRIES INC.
               1995 STOCK OPTION AND RESTRICTED STOCK PLAN

   On February 5, 1998 the Board approved several amendments to the 1995 Plan, subject to the approval of the Company's stockholders. The amendments provide for (i) an increase in the number of shares of Common Stock authorized for issuance under the 1995 Plan from 2,000,000 to 4,000,000, (ii) increases in both the maximum number of shares for which stock options may be granted to an individual over the life of the 1995 Plan and the maximum number of shares subject to stock appreciation rights that may be granted to an individual over the life of the 1995 Plan (the "Per-individual Limitations"), in each case from 1,000,000 to 2,000,000 shares, and (iii) discretionary grants, by the Board, of stock options to Outside Directors of the Company. The Board believes it is in the best interests of the Company to increase the number of shares authorized for issuance under the 1995 Plan and to increase the Per-individual Limitations so that the Company can continue to attract and retain the services of individuals essential to the Company's continued growth and financial success. Permitting discretionary grants of stock options to Outside Directors will also provide greater flexibility to the Company to reward significant contributions of Outside Directors.

   Stock options granted under the 1995 Plan may be either stock options intended to qualify as incentive stock options under Section 422 of the Code ("ISOs") or non-qualified stock options. ISOs and non-qualified stock options may be granted under the 1995 Plan to executive officers and other key employees of the Company and its subsidiaries. In the past, non-qualified stock options have been issued to Outside Directors of the Company pursuant to the formulas described under "Compensation of Directors." Additionally, the Company may make awards of stock appreciation rights in tandem with stock options, and of restricted stock (awards of stock appreciation rights, stock options and restricted stock are referred to collectively herein as "Awards") to executive officers and other key employees of the Company and its subsidiaries. If the proposed amendments to the 1995 Plan are approved by the stockholders, stock options may be granted to Outside Directors on a discretionary basis by the Board.

   The complete text of the 1995 Plan as amended to date is attached hereto as Exhibit A. The principal features of the 1995 Plan as amended are summarized below; such summary is qualified in its entirety by the full text of the 1995 Plan.

Description of the 1995 Plan

   The 1995 Plan is administered by the Committee. Subject to the terms of the 1995 Plan, the Committee has the authority to determine the persons to whom Awards will be granted, the number of shares to be covered by each Award, whether Awards of stock options are intended to be ISOs, the duration and, as appropriate, the rate of exercise of each Award, the price per share (which in the case of stock options may not be less than the fair market value of the Company's Common Stock on the date of the grant), the time and manner of exercise and form of payment upon exercise of a stock option Award, and such other terms and provisions, consistent with the 1995 Plan, as the Committee may approve.

   In no event shall more than 200,000 shares of restricted stock in aggregate be awarded pursuant to the terms of the 1995 Plan. To date, 104,000 shares of restricted stock have been granted and are outstanding. As amended by the Board on February 5, 1998, no individual may be granted stock options to purchase more than 2,000,000 shares of Common Stock pursuant to the 1995 Plan, nor shall any individual be granted shares subject to stock appreciation rights in excess of 2,000,000 shares pursuant to the 1995 Plan. The Per-individual Limitations are intended to be construed and administered in accordance with the requirements of Section 162(m) of the Code. See "Federal Income Tax Consequences" below. Shares subject to Awards that expire or are forfeited to the Company for any reason become available once again for award under the 1995 Plan. Furthermore, shares delivered to the Company in payment of the exercise price of a stock option or to satisfy the tax withholding consequences of an Award will be added to the shares available for grant under the 1995 Plan.

   Stock options granted to executive officers and other employees pursuant to the 1995 Plan are intended to be ISOs, except to the extent that any ISO grant exceeds the limitations applicable to ISOs under the Code, or such stock option is specifically designated at the time of grant as a non-qualified stock option. Except as provided for by the Committee, a stock option granted under the 1995 Plan is exercisable, during the option holder's lifetime, only by the option holder, and is not transferable except by will or by the laws of descent and distribution. Giving effect to the proposed increase from 2,000,000 to 4,000,000 shares, the market value of the shares of Common Stock reserved for issuance under the 1995 Plan is $117,523,126, based on the closing price on February 23, 1998 as reported on the New York Stock Exchange; approximately 185 persons are eligible for Award grants under the 1995 Plan.

   In the event of a merger or consolidation of the Company with or into another corporation as a result of which the Company's stock is no longer outstanding, or the acquisition by another corporation or person of all or substantially all of the Company's assets or fifty percent (50%) or more of the Company's then-outstanding voting stock, or the liquidation or dissolution of the Company, all stock options outstanding pursuant to the 1995 Plan shall become immediately exercisable on the 45th day prior to the proposed effective date of such event (as determined by the Committee). Immediately prior to the consummation of any merger, consolidation, or sale of assets, all stock options outstanding under the 1995 Plan shall terminate, unless the Committee shall have arranged that the surviving or acquiring corporation or an affiliate thereof grant to participants replacement stock options.

   Stock appreciation rights may be granted in tandem with stock options. The holder of a stock appreciation right, may, in lieu of exercising all or any part of a stock option, receive from the Company an amount equal to the lesser of (i) the difference between the fair market value of the applicable shares and the exercise price of the stock option and (ii) twice the exercise price of the applicable stock option. Any grant of stock appreciation rights may specify that the amount payable upon exercise thereof may be paid by the Company in cash or, in the discretion of the Committee, shares of Common Stock. A stock appreciation right will not be exercisable unless the related stock option is also exercisable, and the then-current value of the optioned shares exceeds the option exercise price.

   Recipients of restricted stock have the right to vote the shares and to receive all dividends or distributions paid or made with respect thereto; the Company holds all shares of restricted stock in escrow however, and, generally, such restricted stock is not subject to sale, transfer or encumbrance until the restrictions imposed by the Committee expire. Although the term of any restrictions is fixed by the Committee, all restrictions expire within ten years of issuance of the stock. Restricted stock is forfeited to the Company immediately upon a termination of employment for any reason; however, provision may be made that no forfeiture will occur in circumstances of normal retirement, death, total disability or early retirement with the consent of the Committee.

   The Committee may at any time, with the consent of the holder, cancel an existing Award in whole or in part and make another Award for such number of shares as the Committee may specify. Additionally, the Committee may at any time or times amend the 1995 Plan or any outstanding Award for the purpose of satisfying the requirements of Section 422 of the Code, or of any changes in applicable laws or regulations, or for any other purpose that may at the time be permitted by law, provided that no such amendment shall adversely affect the rights of any holder of a previously granted Award without such individual's consent. The Committee may at any time terminate the 1995 Plan as to further grants.

Federal Income Tax Consequences

   ISOs. The following general rules are applicable for federal income tax purposes to the Company and to employees who receive and exercise ISOs granted under the 1995 Plan:

   1. Neither the grant nor, in general, the exercise of an ISO results in ordinary income taxable to the stock option holder (the "Optionee") or in a deduction to the Company. However, the exercise of an ISO does increase the Optionee's alternative minimum taxable income ("AMTI") by an amount equal in general to the excess of the fair market value of the shares acquired upon exercise over the option price. This increase in AMTI may result in alternative minimum tax liability.

   2. If shares acquired upon exercise of an ISO are not disposed of prior to the later of (i) two years from the date the ISO was granted or
(ii) one year after exercise, any gain or loss recognized on a subsequent sale of such shares will be treated as long term capital gain or loss.

   3. If shares acquired upon exercise of an ISO are disposed of before the expiration of one or both of the requisite holding periods (a "disqualifying disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be treated as compensation to the Optionee and will be taxed as ordinary income in the year of such disposition.

   4. In any year that an Optionee recognizes compensation income on a disqualifying disposition of stock acquired by exercising an ISO, the Company will generally be entitled to a corresponding deduction for income tax purposes.

   5. Any excess of the amount realized by the Optionee as the result of a disqualifying sale over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as either long-term or short-term capital gain, depending upon the time elapsed between receipt and disposition of the shares acquired upon exercise.

   6. In general, ISOs awarded to an Optionee will be treated for tax purposes as non-qualified stock options (see below) to the extent that they first become exercisable in any calendar year for shares of Common Stock having a fair market value, determined at time of grant, in excess of $100,000.

   Non-qualified stock options. The following general rules are applicable to holders of non-qualified stock options granted under the 1995 Plan:

   1. The Optionee does not realize any taxable income upon the grant of a non-qualified stock option, and the Company is not allowed a deduction by reason of such grant.

   2. The Optionee will recognize ordinary income, subject to withholding if the recipient received the non-qualified stock option as an employee, at the time of exercise of the stock option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

   3. When the Optionee sells the shares acquired upon exercise of the non-qualified stock option, any gain or loss recognized in the sale (such gain or loss being equal, in general, to the difference between the amount realized upon the sale and the Optionee's basis in the shares) will be treated as a capital gain or loss, long-term or short-term depending on the holding period. An Optionee's basis in any shares acquired upon exercise of a non-qualified stock option will include any ordinary income recognized in connection with the exercise.

   4. In general, the Company will be entitled to a tax deduction in the year in which compensation income is recognized by the Optionee.

   Other Rules. The Company's ability to claim deductions for amounts received by certain participants under the 1995 Plan is subject to Section 162(m) of the Code, which in general limits to $1,000,000 the deduction a public corporation may claim for annual remuneration paid to any of the officers named in the summary compensation table. It is intended that stock options granted under the 1995 Plan qualify for a statutory "performance-based compensation" exception to the $1,000,000 limit. The Company's ability to deduct the ordinary income amount associated with the exercise of a non-qualified stock option or with the disqualifying disposition of an ISO may also be limited in the event of a change in control of the Company.

Board Recommendation and Vote Required

   The Board has approved the amendments to the 1995 Plan. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the amendments to the 1995 Plan. Therefore, broker non-votes will have no effect on the vote, and abstentions will have the effect of a vote against the approval of the amendments to the 1995 Plan.

   The Board of Directors recommends a vote FOR this proposal.

                      INDEPENDENT PUBLIC ACCOUNTANTS

   Based upon the recommendation of the Audit Committee, the Board has selected Price Waterhouse LLP to serve as the Company's independent accountants for the year ending December 31, 1998. Price Waterhouse LLP has served as the Company's accountants since the fiscal year ended December 31, 1990. A representative of Price Waterhouse LLP will be present and have the opportunity to make a statement at the Annual Meeting, and be available to respond to questions.

                               OTHER MATTERS

   The Board does not intend to bring any other matters before the Annual Meeting, nor is it aware of any other matters to be brought before the Annual Meeting by others. However, if other matters should come before the Annual Meeting, it is the intention of the proxy holders named in the enclosed form of proxy to vote in accordance with their discretion on such matters.

                     STOCKHOLDER PROPOSAL DEADLINE

   A stockholder proposal intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Secretary of Oak Industries Inc. at 1000 Winter Street, Waltham, Massachusetts 02154 no later than November 11, 1998.



                       EXPENSES OF SOLICITATION

   The cost of preparing, assembling and mailing this proxy statement and form of proxy and the cost of soliciting proxies for the Annual Meeting will be borne by the Company. The Company will solicit proxies by use of the mails; in addition, officers, directors and regular employees of the Company may solicit proxies in person or by telephone or telegraph. The Company has also retained Morrow and Co. to aid in the solicitation of proxies. The Company estimates that it will pay Morrow and Co. fees of $10,000 for these services, plus related expenses. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for expenses incurred sending proxy material to and obtaining the proxies from their principals.

                                              Mela Lew
                                              Vice President,
                                              General Counsel and Secretary
Waltham, Massachusetts
March 16, 1998




                                                                 EXHIBIT A

                               OAK INDUSTRIES INC.
                  1995 STOCK OPTION AND RESTRICTED STOCK PLAN

                     As amended through February 5, 1998

   OAK INDUSTRIES INC., a corporation organized under the laws of the State of Delaware, hereby adopts this 1995 Stock Option and Restricted Stock Plan. The purposes of this Plan are as follows:

   1. To further the growth, development and financial success of the Company by providing additional incentives to certain of its executive and other key Employees who have been or will be given responsibility for the management or administration of the Company's business affairs, and to its non-Employee Directors by assisting them to become owners of capital stock of the Company and thus to benefit directly from its growth, development and financial success; and

   2. To enable the Company to obtain and retain the services of the type of individuals considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of capital stock of the Company.

                                 ARTICLE I

                                DEFINITIONS

   Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

Section 1.1 - Board

   "Board" shall mean the Board of Directors of the Company.

Section 1.2 - Code

   "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.3 - Committee

   "Committee" shall mean the Compensation Committee of the Board, which shall consist of at least two Directors; provided, however that the Chief Executive Officer of the Company, so long as such individual is also a Director, shall have the authority to make awards under this Plan for not more than 10,000 shares each of the Company's Stock to Employees who are not executive officers for the purpose of Section 16 of the Securities Exchange Act of 1934, as amended.

Section 1.4 - Company

   "Company" shall mean Oak Industries Inc. In addition, "Company" shall mean any corporation assuming, or issuing new employee stock options in substitution for, Options outstanding under the Plan, in a transaction to which Section 424(a) of the Code applies.

Section 1.5 - Director

   "Director" shall mean a member of the Board.

Section 1.6 - Employee

   "Employee" shall mean any employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company, or of any corporation which is then a Parent Corporation or a Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

Section 1.7 - Fair Market Value

   "Fair Market Value" of a share of the Stock for purposes of the Plan, of a given date, shall be: (i) the closing price of a share of the Stock on the principal exchange on which shares of the Stock are then trading, if any, on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; (ii) if such Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Stock is then listed as a National Market Issue under the NASD National Market System), or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if such Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Stock on such date as determined in good faith by the Committee; or (iv) if the Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

Section 1.8 - Incentive Stock Option

   "Incentive Stock Option" shall mean an Option that qualifies under
Section 422 of the Code and that is designated as an Incentive Stock Option by the Committee. In the event that an Option is not designated as either an Incentive Stock Option or a Non-Qualified Stock Option by the Committee, it shall be an Incentive Stock Option.

Section 1.9 - Non-Qualified Option

   "Non-Qualified Option" shall mean an Option that is not an Incentive Stock Option and that is designated as a Non-Qualified Option by the Committee.

Section 1.10 - Officer

   "Officer" shall mean an officer of the Company, any Parent Corporation or any Subsidiary.

Section 1.11 - Option

   "Option" shall mean an option to purchase Stock of the Company, granted under the Plan. "Option" includes both Incentive Stock Options and Non-Qualified Options.

Section 1.12 - Optionee

   "Optionee" shall mean an Employee or a Director to whom an Option is granted under the Plan.

Section 1.13 - Parent Corporation

   "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.14 - Plan

   "Plan" shall mean this 1995 Stock Option and Restricted Stock Plan of Oak Industries Inc.

Section 1.15 - Restricted Stock

   "Restricted Stock" shall mean Stock of the Company issued pursuant to
Article VII of the Plan.

Section 1.16 - Restricted Stockholder

   "Restricted Stockholder" shall mean an Employee or a Director to whom Restricted Stock has been issued under the Plan.

Section 1.17 - Secretary

   "Secretary" shall mean the Secretary of the Company.

Section 1.18 - Securities Act

   "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.19 - Stock

   "Stock" shall mean shares of the Company's common stock, $.01 par value per share.

Section 1.20 - Stock Appreciation Right

   "Stock Appreciation Right" shall mean a stock appreciation right granted under the Plan.

Section 1.21 - Subsidiary

   "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.22 - Termination of Employment

   "Termination of Employment" shall mean the termination of the employee-employer relationship between the Employee and the Company, a Parent Corporation or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous reemployment by the Company, a Parent Corporation or a Subsidiary. Without limiting its discretion under Section 9.1, the Committee shall determine the effect of all other matters and questions relating to Termination of Employment, and all questions of whether particular leaves of absence constitute Terminations of Employment.

                               ARTICLE II

                         SHARES SUBJECT TO PLAN

Section 2.1 - Shares Subject to Plan

   Shares delivered under the Plan shall be authorized but unissued Stock or, if the Committee so decides in its sole discretion, previously issued Stock acquired by the Company and held in its treasury. The aggregate number of such shares which may be delivered pursuant to the Plan shall not exceed 4,000,000. The aggregate number of shares which may be awarded as Restricted Stock under the Plan shall not exceed 200,000.

   The maximum number of shares for which Options may be granted to any individual over the life of the Plan shall be 2,000,000. The maximum number of shares subject to Stock Appreciation Rights granted to any individual over the life of the Plan shall likewise be 2,000,000. The per-individual limitations described in this paragraph shall be construed and applied consistent with the rules and regulations under Section 162(m) of the Code.

Section 2.2 - Unexercised Options

   If any Option expires or is canceled without having been fully exercised, the number of shares of Stock subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be awarded hereunder, subject to the limitations of Section 2.1.

Section 2.3 - Exercised Stock Appreciation Rights

   To the extent that a Stock Appreciation Right shall have been exercised for cash, the number of shares of Stock subject to the related Option, or portion thereof, may again be awarded hereunder, subject to the limitations of Section 2.1. To the extent that a Stock Appreciation Right shall have been exercised for Stock, the number of shares of Stock actually issued shall be counted against the maximum number of shares of Stock which may be delivered pursuant to the Plan and the balance of the shares of Stock subject to the related Option, or portion thereof, may again be awarded hereunder, subject to the limitations of Section 2.1. An Option that is exercised using shares of Stock to pay the Option price shall be treated, for purposes of this Section 2.3 only, as the exercise of a Stock Appreciation Right for Stock.

Section 2.4 - Forfeited Restricted Stock

   Any shares of Restricted Stock forfeited to the Company pursuant to the restrictions thereon may again be awarded hereunder, subject to the limitations of Section 2.1.

Section 2.5 - Shares used to Satisfy Tax Withholding

   Any shares of Stock that are used to satisfy tax withholding consequences of an Option exercise or the grant or vesting of an Award shall become available for award under the Plan.

Section 2.6 - Changes in Company's Shares

   In the event that the outstanding shares of Stock are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares subject to Options, Stock Appreciation Rights and Restricted Stock then outstanding or subsequently granted under the Plan, including but not limited to adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued under the Plan.


                          ARTICLE III

                      GRANTING OF OPTIONS

Section 3.1 - Eligibility

   Any Director of the Company or any executive or other key Employee of the Company or of any corporation which is then a Parent Corporation or a Subsidiary shall be eligible to be granted Options, subject to Section 3.2.

Section 3.2 - Qualification of Incentive Stock Option

   Incentive Stock Options shall be granted only to Employees.

Section 3.3 - Granting of Options

   The Committee shall from time to time, in its absolute discretion:

         (a) Determine which non-Employee Directors and executive and key Employees should be granted Options; and

         (b) Determine the number of shares of Stock to be subject to such Options and determine whether such Options are to be Incentive Stock Options or Non-Qualified Options; and

         (c) Determine the terms and conditions of such Options, consistent with the Plan.

                              ARTICLE IV

                           TERMS OF OPTIONS

Section 4.1 - Option Agreement

   Each Option shall be evidenced by a written stock option agreement, which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan. Stock option agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as "incentive stock options" under Section 422 of the Code.

Section 4.2 - Option Price

   The price of the shares subject to each Option shall be set by the Committee; provided, however, that the price per share shall not be less than 100% of the Fair Market Value of such shares on the date such Option is granted; provided, further, that, in the case of an Incentive Stock Option, the price per share shall not be less than 110% of the Fair Market Value of such shares on the date such Option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation.

Section 4.3 - Commencement of Exercisability

   Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Option; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or any portion thereof may be exercised.

Section 4.4 - Expiration of Options

   The Committee shall provide, either at the time of the grant or any time thereafter, in the terms of each individual Option, when such Option expires and becomes unexercisable; and (without limiting the generality of the foregoing) the Committee may provide in the terms of individual Options that said Options expire immediately upon a Termination of Employment for any reason.

Section 4.5 - Employment

   Nothing in this Plan or in any stock option agreement hereunder shall confer upon any Optionee any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporations and its Subsidiaries, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without cause.

Section 4.6 - Merger, Consolidation, Acquisition, Liquidation or
Dissolution

   In the event of the merger or consolidation of the Company with or into another corporation as a result of which the Stock is no longer outstanding, the acquisition by another corporation or person of all or substantially all of the Company's assets or 50% or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, all outstanding Options shall become immediately exercisable on the 45th day prior to the proposed effective date of any such merger, consolidation, acquisition, liquidation or dissolution. Immediately prior to the consummation of such merger, consolidation or sale of assets all outstanding Options shall terminate unless the Committee shall have arranged that the surviving or acquiring corporation or an affiliate of that corporation assume the Options or grant to participants replacement Options.

                                ARTICLE V

                            EXERCISE OF OPTIONS

Section 5.1 - Person Eligible to Exercise Options

   During the lifetime of the Optionee, only the Optionee or the Optionee's permitted transferees may exercise an Option granted to such Optionee, or any portion thereof. After the death of the Optionee, any exercisable portion of any Option may, prior to the time when such portion becomes unexercisable, be exercised by the Optionee's personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

Section 5.2 - Partial Exercise

   At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a specified minimum number of shares.

Section 5.3 - Manner of Exercise

   An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or the Secretary's office of all of the following prior to the time when such Option or such portion becomes unexercisable:

         (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee; and

         (b) Full payment for the shares of Stock with respect to which such Option or portion is thereby exercised by:

            (i)   cash or check; or

            (ii) shares of Stock owned by the Optionee (which in the case of Stock acquired from the Company, shall have been held for at least six months) duly endorsed for transfer to the Company with a Fair Market Value on the day immediately prior to the date of delivery equal to the aggregate Option price; or

            (iii) with the consent of the Committee, a full recourse promissory note bearing interest (at a rate at least sufficient to preclude the imputation of interest under the Code or any successor provision) and payable upon such terms as may be prescribed by the Committee. The Committee may also prescribe the form of such note and the security to be given for such note. No Option may, however, be exercised by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

            (iv) delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price; or

            (v) any combination of the consideration provided in the foregoing subsections (i), (ii), (iii), and (iv); and

         (c) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

         (d) In the event that the Option or portion thereof shall be exercised by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

Section 5.4 - Conditions to Issuance of Stock Certificates

    The Company shall not be required to issue or deliver any certificate or certificates for shares of Stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

         (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed; and

         (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

         (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

         (d) The payment to the Company of all amounts which it, any Parent Corporation or any Subsidiary is required to withhold under federal, state or local law in connection with the exercise of the Option. If permitted by the Committee, either at the time of the grant of the Option or at the time of exercise, the Optionee may elect at such time and in such manner as the Committee may prescribe, to satisfy such withholding obligation by (i) delivering to the Company Stock owned by such individual having a Fair Market Value on the date immediately prior to the date of delivery equal to such withholding obligation, or (ii) requesting that the Company withhold from the shares of Stock to be delivered upon exercise of such Option a number of shares of Stock having a Fair Market Value on the date immediately prior to the date of delivery equal to such withholding obligation; and

         (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

Section 5.5 - Rights as Shareholders

   The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

Section 5.6 - Transfer Restrictions

   Except as the Committee may otherwise provide, an Option granted under the Plan is personal to the Optionee and is not transferable by the Optionee in any manner other than by will or the laws of descent and distribution. The Committee, in its absolute discretion, may impose such other restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective stock option agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of Stock, acquired by exercise of an Incentive Stock Option, within two years from the date of granting such Option or one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

                             ARTICLE VI

                      STOCK APPRECIATION RIGHTS

Section 6.1 - Grant of Stock Appreciation Rights

   A Stock Appreciation Right may be granted to any Employee who receives a grant of an Option under the Plan. A Stock Appreciation Right may be granted in connection and simultaneously with the grant of an Option or with respect to a previously granted Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including the following:

         (a) A Stock Appreciation Right shall be related to a particular Option and shall be exercisable only to the extent the related Option is exercisable.

         (b) A Stock Appreciation Right shall be granted to the Optionee to the maximum extent of 100% of the number of shares subject to the simultaneously or previously granted Option.

         (c) A Stock Appreciation Right shall entitle the Optionee (or other person entitled to exercise the Option pursuant to the terms thereof) to surrender unexercised a portion of the Option to which the Stock Appreciation Right relates to the Company and to receive from the Company in exchange therefor an amount payable in cash or, in the discretion of the Committee, shares of the Stock, determined by multiplying the lesser of (i) the difference obtained by subtracting the Option exercise price per share of Stock subject to the related Option from the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right, or
(ii) twice the Option exercise price per share of the Stock subject to the related Option, by the number of shares of Stock subject to the related Option with respect to which the Stock Appreciation Right shall have been exercised.

                              ARTICLE VII

                       ISSUANCE OF RESTRICTED STOCK

Section 7.1 - Eligibility

   Any executive or other key Employee of the Company or of any corporation which is then a Parent Corporation or a Subsidiary shall be eligible to be issued Restricted Stock.

Section 7.2 - Issuance of Restricted Stock

         (a) The Committee shall from time to time, in its absolute discretion:

            (i) Determine which executive or key Employees should be issued Restricted Stock; and

            (ii) Determine the number of shares of Restricted Stock to be issued to such selected executive or key Employees; and

            (iii) Determine the terms and conditions applicable to such Restricted Stock, consistent with the Plan.

         (b) Shares issued as Restricted Stock may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. Legal consideration, but no cash payment, will be required for each issuance of Restricted Stock.

         (c) Upon the selection of an executive or key Employee to be issued Restricted Stock, the Committee shall instruct the Secretary to issue such Restricted Stock and may impose such conditions on the issue of such Restricted Stock as it deems appropriate. Restricted Stock may not be issued by the Committee to executive or key Employees who are then Directors or Officers of the Company unless such issuance has been recommended by the Committee. Such recommendation shall be in writing and shall specify the Directors or Officers to whom such issuance is recommended and the recommended number of shares of Restricted Stock to be issued.

                                ARTICLE VIII

                          TERMS OF RESTRICTED STOCK

Section 8.1 - Restricted Stock Agreement

   Restricted Stock shall be issued only pursuant to a written restricted stock agreement, which shall be executed by the Restricted Stockholder and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.

Section 8.2 - Employment

   Nothing in this Plan or in any restricted stock agreement hereunder shall confer upon any Restricted Stockholder any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporations and its Subsidiaries, which are hereby expressly reserved, to discharge any Restricted Stockholder at any time for any reason whatsoever, with or without cause.

Section 8.3 - Rights as Shareholders

   Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 8.7, the Restricted Stockholder shall have all the rights of a stockholder with respect to said shares, subject to the restrictions in such Restricted Shareholder's restricted stock agreement, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.

Section 8.4 - Restrictions

   All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof as a result of stock dividends, stock splits or any other forms of recapitalization) shall be subject to such restrictions as the Committee shall provide in the terms of each individual restricted stock agreement; provided, however, that by a resolution adopted after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the restricted stock agreement. All restrictions imposed pursuant to this Section 8.4 shall expire within ten years of the date of issuance. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.


Section 8.5 - Forfeiture of Restricted Stock

   The Committee shall provide in the terms of each individual restricted stock agreement that the Restricted Stock then subject to restrictions under the restricted stock agreement be forfeited by the Restricted Stockholder back to the Company immediately upon a Termination of Employment for any reason; provided, however, that provision may be made that no such forfeiture shall occur in the event of a Termination of Employment because of the Employee's normal retirement, death, total disability or early retirement with the consent of the Committee.

Section 8.6 - Merger, Consolidation, Acquisition, Liquidation or
Dissolution

   Upon the merger or consolidation of the Company with or into another corporation, as a result of which the Company's stock is no longer outstanding, the acquisition by another corporation or person of all or substantially all of the Company's assets or 50% or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, the Committee may determine, at its sole discretion, that the restrictions imposed under the restricted stock agreement on some or all shares of Restricted Stock shall immediately expire and/or that some or all of such shares shall cease to be subject to forfeiture under Section 8.5.

Section 8.7 - Escrow

   The Secretary or such other escrow holder as the Committee may appoint shall retain physical custody of the certificates representing Restricted Stock until all of the restrictions imposed under the restricted stock agreement expire or shall have been removed; provided, however, that in no event shall any Restricted Stockholder retain physical custody of any certificates representing Restricted Stock issued to such Restricted Shareholder.

Section 8.8 - Legend

   In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under restricted stock agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

                               ARTICLE IX

                             ADMINISTRATION

Section 9.1 - Duties and Powers of Committee

   It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Options, the Stock Appreciation Rights and the Restricted Stock and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules in regard to Incentive Stock Options shall be consistent with the basic purpose of the Plan to grant "incentive stock options" within the meaning of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

Section 9.2 - Majority Rule

   The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

Section 9.3 - Good Faith Actions

   All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, holders of Stock Appreciation Rights and Restricted Stockholders, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Options, the Stock Appreciation Rights or the Restricted Stock and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

                              ARTICLE X

                          OTHER PROVISIONS

Section 10.1 - Amendment, Suspension or Termination of the Plan

   The Committee may at any time discontinue making grants under the Plan. With the consent of the holder, the Committee may at any time cancel an existing grant in whole or in part and grant another award for such number of shares as the Committee specifies. The Committee may at any time or times amend the Plan or any outstanding grant for the purpose of satisfying the requirements of Section 422 of the Code or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to further grants, but no such amendment shall adversely affect the rights of any holder (without such person's consent) of any Option, Stock Appreciation Right or Restricted Stock previously granted. No Option or Stock Appreciation Right may be granted and no Restricted Stock may be issued during any period of suspension nor after termination of the Plan, and in no event may any Option or Stock Appreciation Right be granted or any Restricted Stock issued under this Plan after December 7, 2004.

Section 10.2 - Approval of Plan by Shareholders

   This Plan was initially approved by the shareholders on May 3, 1995. On February 5, 1998, the Board approved amendments to (a) Section 2.1 of the Plan increasing (i) the aggregate number of shares of Stock which may be delivered pursuant to the Plan from 2,000,000 to 4,000,000 shares and (ii) the per-individual limitations on the number of shares of Stock for which Options and Stock Appreciation Rights may be granted, and (b) Section 3.3 of the Plan to permit discretionary grants of Options to non-Employee Directors of the Company. Such amendments shall be submitted for approval of the Company's shareholders within 12 months after February 5, 1998. Options and Stock Appreciation Rights may be granted and Restricted Stock may be issued consistent with such amendments prior to such shareholder approval; provided, however, that Options and Stock Appreciation Rights granted in excess of the prior limitations set forth in Section 2.1 or Options granted to non-Employee Directors on a discretionary basis by the Board pursuant to Section 3.3 shall not be exercisable, and the restrictions regarding Restricted Stock issued in excess of such prior limitations shall not lapse, prior to the time when such amendments are approved by the shareholders; and provided, further, that if such approval has not been obtained at the end of said 12-month period, (a) all Options and Stock Appreciation Rights previously granted and all Restricted Stock previously issued under the Plan in excess of the prior limitations set forth in Section 2.1 and (b) all Options granted to non-Employee Directors on a discretionary basis by the Board under Section 3.3, shall thereupon be canceled and become null and void.

Section 10.3 - Effect of Plan Upon Other Option and Compensation Plans

   The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary, or (b) to grant or assume options or to issue Restricted Stock otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of Options or the issuance of Restricted Stock in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section 10.4 - Titles

   Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.



Appendix A


                                 PROXY

                           OAK INDUSTRIES INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             April 24, 1998

    The undersigned hereby appoints Coleman S. Hicks and Pamela F. Lenehan, or either of them, proxies, with full power of substitution, to vote all shares of the Common Stock of Oak Industries Inc. (the "Company") held of record by the undersigned as of February 23, 1998, at the Annual Meeting of Stockholders to be held on Friday, April 24, 1998, at 9:30 a.m., Eastern Standard Time, at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts, or any adjournments thereof.

    IMPORTANT: To secure a quorum and to avoid the expense and delay of sending follow-up letters, please mail this proxy promptly in the envelope provided. Your vote is important whether your holdings are large or small. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice to the Secretary of the Company at any time before it is exercised or by delivering a later exercised proxy to the Secretary of the Company at any time before the original proxy is exercised.

                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                    [SEE REVERSE SIDE]




/X/ Please mark
    votes as in this
    example

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE AND FOR PROPOSAL 2.


1.  Election of Directors:

Election of eight directors for terms of one year:

NOMINEES: William S. Antle III, Beth L. Bronner, Daniel W. Derbes, Roderick M. Hills, George W. Leisz, Gilbert E. Matthews,
Christopher H.B. Mills,  Elliot L. Richardson


/ /  FOR  / /  WITHHELD

-----------------------------------------
/ /For all nominees except as noted above

2. Approval of amendments to the Oak Industries Inc. 1995 Stock Option and Restricted Stock Plan (the "1995 Plan"), including, among other things, an increase in the number of shares of common stock of the Company available under the 1995 Plan from 2,000,000 to 4,000,000.

/ / FOR    / /  AGAINST  / /  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

Signatures should agree with the name or names on the stock certificate as they appear hereon. Executors, administrators, trustees, attorneys or guardians should give full title.


Signature:-------------------------------------------Date:--------------

Signature:-------------------------------------------Date:--------------